ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070175462-34
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/13/2007 11:41 AM
	Entity Number E0176972007-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SUPPORTSPAN, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, Nevada 89706 (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 preferred @.0001; 100,000,000 common Par value per share: $ .0001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Chad Allison Name 422 Oakland Drive, Raleigh, NC 27609 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Tech-support which will provide on-line remote support services to small businesses.
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Corporation Service Company Name 830 Bear Tavern Road, West Trenton, NJ 08628 Address, City, State, Zip Code Corporation Service Company X By: [signature] Elizabeth R. Kniezny Signature Name: Title: Assistant Secretary
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. X By: [signature] Elizabeth R. Kniezny 3/13/07 Authorized Signature of R. A. or On Behalf of R. A. Company, Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

SUPPORTSPAN, INC.

(Name of Corporation)

FILE NUMBER: E0176972007-7

FOR THE FILING PERIOD OF 2007 TO 2008

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number: 20070177658-33
Filing Date and Time: 03/14/2007 8:01 AM
Entity Number: E0176972007-7

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC Services Of Nevada, Inc.
502 East John Street
Carson City, Nevada 89706

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz

Important: Read instructions before completing and returning this form.

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
7. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Chad Allison	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
422 Oakland Drive	Raleigh	NC	27609
NAME	TITLE(S)		
Chad Allison	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
422 Oakland Drive	Raleigh	NC	27609
NAME	TITLE(S)		
Chad Allison	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
422 Oakland Drive	Raleigh	NC	27609
NAME	TITLE(S)		
Chad Allison	DIRECTOR		
ADDRESS	CITY	ST	ZIP
422 Oakland Drive	Raleigh	NC	27609

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330 it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Title: Date: 3/13/07

Signature of Officer